QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 27, 2004 relating to the financial statements, which appears in Mercantile Bankshares Corporation's Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers
Baltimore, Maryland
May 20, 2004

QuickLinks

CONSENT OF INDEPENDENT ACCOUNTANTS